UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER ITEMS

On June 28, 2023, pursuant to Section 6.1.8 of Article VI of the Second Articles of Amendment and Restatement dated October 5, 2022 (the “Charter”) of Bluerock Homes Trust, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) adopted resolutions decreasing each of the Aggregate Share Ownership Limit and the Common Share Ownership Limit (each as defined in the Charter) from 9.8% to 8.75% (in value or in number of shares, whichever is more restrictive) for all stockholders of the Company that are not Excepted Holders (as defined in the Charter) (collectively, the “Decreased Ownership Limits”), in connection with an exemption granted by the Board, pursuant to Section 6.1.7 of the Charter, to Par Sanda and Sand Capital Associates, LLC, a Florida limited liability company (together, the “Sand Group”) from the Aggregate Share Ownership Limit and the Common Share Ownership Limit and establishing an Excepted Holder Limit (as defined in the Charter) for the Sand Group, subject to certain limitations and conditions (collectively, the “Exemption”). The Decreased Ownership Limits and the Exemption will terminate no later than December 28, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: July 12, 2023	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer